Exhibit 10.9

EXECUTION COPY

AMENDMENT NO. 1 TO THE

FIVE YEAR REVOLVING CREDIT AGREEMENT

Dated as of April 13, 2006

AMENDMENT NO. 1 TO THE FIVE YEAR REVOLVING CREDIT AGREEMENT among KBR HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Banks”) and Citibank, N.A., as paying agent (the “Agent”) for the Banks.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Banks and the Agent have entered into a Five Year Revolving Credit Agreement dated as of December 16, 2005 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower and the Required Banks have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

(a) Section 1.01 is amended as follows:

(i) the definition of “Eligible Assignee” is amended to insert the words “and each Issuing Bank” following the word “Agent” in the second line thereof;

(ii) the definition of “Intercompany Note” is amended to read in full as follows:

“Intercompany Note” means, collectively, (i) that certain existing note made by the Borrower to HESI in an amount not to exceed $489 million and (ii) that certain existing note made by Georgetown Finance Ltd. to Avalon Financial Services, Ltd. in an amount not to exceed $285 million;

(iii) the definition of “Loan Documents” is amended to add a comma and the words “the Pre-IPO Reimbursement Agreement” immediately following the words “Indemnity Agreement”;

(iv) a new defined term is inserted in the appropriate alphabetical order to read as follows:

“Pre-IPO Reimbursement Agreement” means the agreement of the Parent to be entered into as contemplated by the first proviso of Section 5.02(g)(x) hereof”; and

(v) the definition of “Subordination Agreement” is amended to read in full as follows:

“Subordination Agreement” means, collectively, (i) the Subordination and Undertaking Agreement, dated December 16, 2005 among the Parent, HESI, the Borrower and the Agent and (ii) the Subordination Agreement to be entered into among the Parent, the Borrower, Avalon Financial Services, Ltd. and Georgetown Finance Ltd. pursuant to which the note referred to in clause (ii) of the definition of “Intercompany Note” is to be subordinated on substantially the same terms as the note referred to in clause (i) of such definition.

(b) Section 5.02(f)(viii) is amended by inserting the parenthetical phrase “(including, without limitation, repayment of loans and advances)” following the word “distributions” at the end of the sixth line thereof.

(c) Section 5.02(g) (viii) is amended by inserting after the word “Borrower” in the second line thereof the words “and Georgetown Finance Ltd.”.

(d) Section 5.02(g) is further amended by deleting the word “and” at the end of subsection (viii) thereof, deleting the period at the end of clause (ix) thereof and substituting therefor “; and” and adding a new subsection (x) to read as follows:

“Borrower may declare and pay a dividend not to exceed $300 million, provided that the Parent shall have unconditionally agreed, in a writing satisfactory to the Agent, that if the Borrower does not receive net cash proceeds of at least the amount of such dividend from the sale of Equity Interests of the Borrower or a holding company of the Borrower within 45 days after such dividend is paid, the Parent shall promptly reimburse the Borrower in an amount equal to the difference between the amount of such dividend and the amount of any such net cash proceeds received by the Borrower; provided, however, that no such dividend may be paid from the proceeds of a Borrowing hereunder; provided further, that the reimbursement of such dividend by the Parent or a holding company of the Borrower shall be deemed not to be proceeds from the sale of Equity Interests in the Borrower.”

(e) Section 5.02(j) is amended by (i) inserting the words “or permit Georgetown Finance Ltd. to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of,” prior to the words “the Intercompany Note” in the third line thereof and (ii) inserting the words “and Georgetown Finance Ltd.” following the word “Borrower” in the fifth and eighth lines thereof.

(f) Section 5.02(k) is amended by inserting the words “and Georgetown Finance Ltd.” following the word “Borrower” in the eleventh line thereof.

(g) Section 5.04 is amended by adding the words “and the other transactions contemplated by Section 4.01(u) hereof” immediately prior to the period at the end thereof.

(h) Schedule 5.02(b)(ii) is amended by deleting the number “$774,000,000” in the seventh item thereof and substituting the number “$489,000,000” and adding a new item at the end thereof as follows:

“Georgetown Finance Ltd.	$285,000,000	Intercompany Note”.

SECTION 2. Waiver. The Required Banks hereby waive any Default or Event of Default which may have occurred due to the inadvertent misdescription in the Credit Agreement of the Intercompany Note.

SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, (a) the Parent, the Borrower, Avalon Financial Services, Ltd. and Georgetown Finance Ltd. shall have executed and delivered a Subordination Agreement satisfactory to the Agent pursuant to which the Intercompany Note owing from Georgetown Finance Ltd. to Avalon Financial Services, Ltd. is subordinated on substantially the same terms as contained in the Subordination Agreement, except that the Parent shall agree to reimburse Georgetown Finance Ltd. or the Borrower should any payments be received by Avalon Financial Services, Ltd. in violation of the terms thereof, (b) each Intercompany Note referred to in the definition thereof, as amended hereby, shall have been executed and delivered and (c) the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Banks or, as to any of the Banks, advice satisfactory to the Agent that such Bank has executed this Amendment and the consent attached hereto executed by each Relevant Party (other than the Borrower). This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement

SECTION 4. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(i) the representations and warranties contained in each Loan Document are correct on and as of the date hereof (except (A) those representations and warranties contained in (I) Section 4.01(i) of the Credit Agreement to the extent such matters are subject to, and covered by, (x) the Indemnity Agreement and (y) the Disclosed Litigation, and (II) Section 4.01(f) of the Credit Agreement and (B) those other representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date) after giving effect to this Amendment, as though made on and as of the date hereof; and

(ii) no event has occurred and is continuing, after giving effect to this Amendment, which constitutes a Default or an Event of Default.

SECTION 5. Reference to and Effect on the Loan Document. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

KBR HOLDINGS, LLC

By	/s/ Larry Henry
Title: Vice President & Treasurer

CITIBANK, N.A., as Paying Agent and as Bank

By	/s/ John F. Miller
Title: Attorney-in-fact

Australia and New Zealand Banking Group Limited

By:	/s/ John W. Wade
Name:	John W. Wade
Title:	Director

THE BANK OF NOVA SCOTIA

By:	/s/ V. H. Gibson
Name:	V. Gibson
Title:	Assistant Agent

CITIBANK, N.A.

By:	/s/ Amy Pinchu
Name:	Amy K. Pinchu
Title:	Attorney-in-fact

Credit Suisse, Cayman Islands Branch

By:	/s/ Vanessa Gomez
Name:	Vanessa Gomez
Title:	Vice President

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Associate

GOLDMAN SACHS CREDIT PARTNERS LP

By:	/s/ Rosalee M. Gordon
Name:	Rosalee M. Gordon
Title:	Authorized Signatory

HSBC Bank USA, National Association

By:	/s/ Mark J. Calvert
Name:	Mark J. Calvert
Title:	Authorized Signature

ING Bank N.V.

By:	/s/ K.P. Weehuizen
Name:	K.P. Weehuizen
Title:	Managing Director

By:	/s/ M.P. Scheen
Name:	M.P. Scheen
Title:	Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Beth Lawrence
Name:	Beth Lawrence
Title:	Managing Director

Lehman Commercial Paper Inc. and its affiliates

By:	/s/ Maria Maleanikova Lund
Name:	Maria Maleanikova Lund
Title:	Vice President

LLOYDS TSB BANK PLC

By:	/s/ Deborah Carlson
Name:	Deborah Carlson
Title:	VP & Manager – Business Development

By:	/s/ Andrew Roberts
Name:	Andrew Roberts
Title:	VP – Corporate Banking

Merrill Lynch Bank USA

By:	/s/ Louis Alder
Name:	Louis Alder
Title:	Director

National Bank of Kuwait, S.A.K.

By:	/s/ Robert McNeill
Name:	Robert McNeill
Title:	Assistant General Manager

By:	/s/ Rex Richardson
Name:	Rex Richardson
Title:	Assistant General Manager

The Royal Bank of Scotland plc

By:	/s/ Keith Johnson

Name:	Keith Johnson
Title:	Managing Director

STANDARD CHARTERED BANK

By:	/s/ David B. Edwards
Name:	David B. Edwards
Title:	Senior Vice President

By:	/s/ Andrew Ng
Name:	Andrew Ng
Title:	Vice President

State Street Bank and Trust Company

By:	/s/ M. H. Carey

Name:	M. H. Carey
Title:	Vice President

Sumitomo Mitsui Banking Corporation

By:	/s/ William M. Ginn

Name:	William M. Ginn
Title:	General Manager

UBS LOAN FINANCE LLC

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Shawn Young

Name:	Shawn Young
Title:	Vice President

CONSENT

Dated as of April 13, 2006

The undersigned, one of the Relevant Parties referred to in the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in each Loan Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment .

KELLOGG BROWN & ROOT LLC (fka KELLOGG BROWN & ROOT, INC.) KELLOGG BROWN & ROOT SERVICES, INC. KELLOGG BROWN & ROOT INTERNATIONAL, INC.

By:	/s/ Larry Henry
Name:	Larry Henry
Title:	Vice President & Treasurer

HALLIBURTON COMPANY

HALLIBURTON ENERGY SERVICES, INC.

By:	/s/ Craig Nunez
Name:	Craig Nunez
Title:	Vice President & Treasurer

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